UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         Parkvale Financial Corporation
_______________________________________________________________________________
             (Exact Name of Registrant as Specified in Its Charter)

                                 Pennsylvania
_______________________________________________________________________________
        (State or Other Jurisdiction of Incorporation or Organization)

                                  25-1556590
_______________________________________________________________________________
                     (I.R.S. Employer Identification No.)


4220 William Penn Highway
Monroeville, Pennsylvania                                          15146
_______________________________________________________________________________
(Address of Principal Executive Offices)                         (Zip Code)

           Parkvale Financial Corporation 2004 Stock Incentive Plan
_______________________________________________________________________________
                           (Full Title of the Plan)


  Robert J. McCarthy, Jr.                 Copies to:
  President and Chief Executive Officer   Gerald F. Heupel, Jr., Esq.
  Parkvale Financial Corporation          Elias, Matz, Tiernan & Herrick L.L.P.
  4220 William Penn Parkway               734 15th Street, N.W.
  Monroeville, Pennsylvania 15146         Washington, D.C. 20005
  (412) 373-7200                          (202) 347-0300
_______________________________________________________________________________
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                       CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________

                                          Proposed     Proposed
     Title of                             Maximum      Maximum
    Securities             Amount         Offering     Aggregate    Amount of
      to be                to be           Price       Offering    Registration
    Registered          Registered(1)     Per Share     Price          Fee
____________________  _________________  ____________  __________  ____________
Common Stock, $1.00
 par value per share   20,000 shares(2)   $27.227(2)   $  544,504     $ 58.27
Common Stock, $1.00
 par value per share  259,000 shares(3)   $31.900(3)   $8,262,100     $884.04
                      _______              ______       _________      ______
Total                 279,000 shares      $31.565      $8,806,604     $942.31
                      =======              ======       =========      ======
_________

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Parkvale Financial Corporation ("Company" or "Registrant") 2004 Stock Incentive Plan (the "Incentive Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $1.00 par value per share ("Common Stock"), of the Company.

(2) The 20,000 shares represent shares of Common Stock for which options have been granted under the Incentive Plan as of the date hereof but not yet exercised. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of the options and is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) The 259,000 shares represent shares of Common Stock which have been reserved under the Incentive Plan for stock options and awards and are available for future grant. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock of the Company on October 16, 2006 on the Nasdaq Global Select Market and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.
                             _________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462(a).


                                  PART I


Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I on Form S-8.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended June 30, 2006, filed with the Commission on September 11, 2006;

     (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

     (c) The description of the Common Stock of the Company contained in Item 4 in the Company's Registration Statement on Form 8-B, including the exhibits referred to therein, filed with the Commission on January 5, 1989, and

     (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     In accordance with the Pennsylvania Business Corporation
Law, as amended, the Registrant's Bylaws provide as follows:


                          ARTICLE VIII

     Section 1. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

     Section 2. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

     Section 3. Advancement of Expenses. Reasonable expenses incurred by an officer or director of the Corporation in defending a civil or criminal action, suit or proceeding described in Section 2 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     Section 4. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 5. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

     Section 6. Security Fund; Indemnity Agreements. By action by the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers and directors, for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article.

     Section 7. Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article, and no amendment or termination of any trust or other fund created pursuant to Section 6 shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

Item 7.   Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     Exhibit No.   Description
     ____________  _______________________________________________

        4.0        Common Stock Certificate*

        5.0        Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                     as to the legality of the Common Stock

       10.1        Parkvale Financial Corporation 2004 Stock
                     Incentive Plan**

       23.1        Consent of Elias, Matz, Tiernan & Herrick L.L.P.
                     (contained in the opinion included as Exhibit
                     5.0)

       23.2        Consent of Parente Randolph, LLC

       24.0        Power of attorney for any subsequent amendments
                     (located in the signature pages)

     _______________
     *    Incorporated by reference from the Company's
          Registration Statement on Form 8-B filed by the Company with the Commission on January 5, 1989.

     **   Incorporated by reference from the Company's Proxy
          Statement on Schedule 14A (Commission File No. 000-
          17411) filed with the Commission on September 17, 2004.

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or

Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, Commonwealth of Pennsylvania, on this 19th day of October 2006.

                                   PARKVALE FINANCIAL CORPORATION


                                   By  /s/ Robert J. McCarthy, Jr.
                                       _______________________________________
                                       Robert J. McCarthy, Jr.
                                       President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Robert J. McCarthy, Jr. his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

           Name                           Title                    Date
____________________________   __________________________   ___________________



/s/ Robert J. McCarthy, Jr.      Director, President and      October 19, 2006
___________________________      Chief Executive Officer
Robert J. McCarthy, Jr.


/s/ Timothy G. Rubritz           Vice President - Treasurer   October 19, 2006
___________________________      (Principal financial and
Timothy G. Rubritz               accounting officer)


/s/ Robert D. Pfischner          Chairman of the Board        October 19, 2006
___________________________
Robert D. Pfischner


/s/ Fred P. Burger, Jr.          Director                     October 19, 2006
___________________________
Fred P. Burger, Jr.


/s/ Andrea F. Fitting            Director                     October 19, 2006
___________________________
Andrea F. Fitting


/s/ Stephen M. Gagliardi         Director                     October 19, 2006
___________________________
Stephen M. Gagliardi


           Name                           Title                    Date
____________________________   __________________________   ___________________



/s/ Patrick J. Minnock           Director                     October 19, 2006
__________________________
Patrick J. Minnock


/s/ Harry D. Reagan              Director                     October 19, 2006
__________________________
Harry D. Reagan


                             EXHIBIT INDEX


     Exhibit No.   Description
     ____________  __________________________________________________
     4.0           Common Stock Certificate*

     5.0           Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                     as to the legality of the Common Stock

     10.1          Parkvale Financial Corporation 2004 Stock
                     Incentive Plan**

     23.1          Consent of Elias, Matz, Tiernan & Herrick L.L.P.
                     (contained in the opinion included as Exhibit 5.0)

     23.2          Consent of Parente Randolph, LLC

     24.0          Power of attorney for any subsequent amendments
                     (located in the signature pages)

     _______________
     *    Incorporated by reference from the Company's
          Registration Statement on Form 8-B filed by the Company with the Commission on January 5, 1989.

     **   Incorporated by reference from the Company's Proxy
          Statement on Schedule 14A (Commission File No. 000-
          17411) filed with the Commission on September 17, 2004.